EXHIBIT 99.1

Liberty Global and Vodafone complete Dutch joint venture, creating a fully-converged national communications operator

•	50:50 joint venture called VodafoneZiggo Group Holding B.V. (“VodafoneZiggo” or the "JV").

•
Combining Ziggo’s fibre-rich broadband network with Vodafone’s market-leading mobile operation creates a stronger converged competitor in the Dutch market, delivering significant benefits for consumers, businesses and the public sector through investment in digital infrastructure and customer experience.

•	VodafoneZiggo has combined revenue of over €4 billion with ten million fixed and five million mobile Revenue Generating Units (RGUs)[1] and the fastest-growing B2B business in the market.

•	Following the divestment of Vodafone’s consumer fixed business “Vodafone Thuis”, the estimated net present value of total synergies for the transaction remains around €3.5 billion.

•
Following the recapitalisation of VodafoneZiggo[2] and after taking into account the €0.8 billion equalisation payment by Vodafone, Liberty Global will receive €2.2 billion and Vodafone will receive €0.6 billion in cash payments post-closing.

Denver, Colorado and London, United Kingdom - December 31, 2016:

Mike Fries, CEO of Liberty Global, comments, “This joint venture is great news for Dutch consumers and businesses. VodafoneZiggo will be the most innovative provider of converged communications services in the Netherlands with a full suite of market-leading TV, broadband, fixed-line and mobile products on day one of the JV. We are also excited for our shareholders. This is a highly accretive transaction with significant synergies and a predictable dividend stream. When including over €500 million of cash generated and up-streamed since the announcement of the deal back in February, total proceeds to Liberty will exceed €2.7 billion. We look forward to deploying that capital to drive long-term growth and investor returns.”

Vittorio Colao, Vodafone Group Chief Executive, said, “Today marks the creation of a strong integrated communications provider in the Netherlands, combining the complementary skills and experience of Vodafone and Liberty to bring a range of benefits to consumers, enterprises and the public sector. The merged operation will be a stronger competitor in the Netherlands - one of our core European markets - and is a further example of Vodafone’s ability to create value for its customers and shareholders through an effective market-by-market convergence strategy.”

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1.	Represents combined RGUs of Ziggo and Vodafone Netherlands (as defined by each) as at September 30, 2016, excluding Vodafone Thuis.

2.
Following the receipt of conditional European Commission clearance for the JV and in anticipation of the JV transaction closing, new debt with net proceeds of €2.8 billion was issued in September 2016 to recapitalise the business; these funds were put into escrow pending the closure of the JV.

New Dutch company to deliver converged consumer services and create a leading B2B challenger
Liberty Global plc (NASDAQ: LBTYA, LBTYB and LBTYK) and Vodafone Group Plc (LSE: VOD) today announced that Liberty Global Europe Holding B.V. and Vodafone International Holdings B.V. have completed the transaction to combine their Dutch operations to form a 50:50 joint venture.

The JV will operate under both the Vodafone and Ziggo brands and will create a nationwide integrated communications provider with 7.1 million homes passed by the fibre-rich broadband network of Ziggo Group Holding B.V. (“Ziggo”) and the nationwide 4G mobile coverage of Vodafone’s Dutch operation (“Vodafone Netherlands”). VodafoneZiggo has nearly 15 million RGUs, of which 4.0 million are video, 3.1 million are high-speed broadband, 2.5 million are fixed-line telephony and 5.2 million are mobile. For the twelve months ended September 30, 2016, the JV would have generated over €4 billion of revenue3.

Financial information for Ziggo, Vodafone Netherlands including Vodafone Thuis, and Vodafone Thuis (on a standalone basis) is presented below for the twelve months ended September 30, 2016.

€m; September 30, 2016	Ziggo[4]		Vodafone Netherlands	Vodafone Thuis
Revenue	2,446	Revenue	1,836	53
Segment OCF	1,341	EBITDA[5]	624	(29)
Estimated 2017 Shareholder Charges[6]	(97)	Estimated Incremental 2017 Shareholder Charges[6]	(61)	0
Segment OCF After Estimated 2017 Shareholder Charges	1,244	EBITDA after Estimated Incremental 2017 Shareholder Charges	564	0
Property & Equipment Additions	(517)	Capital Additions	(327)	(44)

By combining Ziggo’s market‐leading Horizon TV product suite, including Replay TV, Ziggo Sport, 300 Mbps nationwide broadband internet and an extensive Wi‐Fi network, together with Vodafone Netherlands’ data‐rich 4G mobile propositions, Dutch consumers will enjoy the highest quality customer experience both within and outside the home. In addition, the JV creates a leading national enterprise business through the combination of Vodafone Netherlands’ extensive B2B expertise, product portfolio and distribution footprint with Ziggo’s fast-growing B2B operation and its high‐capacity nationwide cable network.

The new combined management team will rapidly bring to market converged propositions for Dutch consumers, enterprises and the public sector.

JV synergy update
The VodafoneZiggo JV is expected to generate significant efficiencies. As a result of the sale of Vodafone Thuis, the cost and capex run-rate savings targeted for 2021 have been reduced from €280 million to

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3.
Ziggo amounts are prepared under United States Generally Accepted Accounting Principles and Vodafone Netherlands amounts are prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board.

4.
The historical Ziggo amounts include Liberty Global‘s cable operations in the Netherlands and the Ziggo Sport premium sports channel that have been contributed to the JV. Please see the end of this release for the definition of Segment OCF and related reconciliation.

5.	Vodafone Netherlands EBITDA, as customarily defined by Vodafone, is stated after net charges of €54 million paid to other Vodafone Group companies.

6.	Represents incremental shareholder charges per the underlying Framework Agreement for 2017. For more information regarding the Framework Agreement, see footnote 9.

approximately €210 million7. However, the sale immediately improves the cash flow of the JV as Vodafone Thuis had been generating negative cash flow (€73 million outflow in the 12 months ended September 2016 as shown in the table above). In addition, expected integration costs will also be reduced from €350 million to €280 million as a result of the Vodafone Thuis sale8.

Overall, including revenue synergies with a net present value of at least €1 billion and after taking into account (i) the elimination of expected losses that would have been incurred by Vodafone Thuis and (ii) the reduction in integration costs, the estimated net present value of total synergies for the transaction remains approximately €3.5 billion.

Separately, and following a detailed review, the parties have agreed to increase the scope of services to be provided by both parent companies post completion to ensure that VodafoneZiggo will benefit from the full scale and complementary expertise of each partner. As a result of this increased scope as well as changes in the assumed underlying activity levels, the estimated amount of the agreed upon annual shareholder charges to the JV has increased from the previously reported estimate of €182 million for calendar 2015 to an estimate of €211 million9 for calendar 2017.

Transaction payment details
In connection with the September 2016 recapitalisation of VodafoneZiggo and the equalisation payment, Liberty Global will receive approximately €2.2 billion in cash post-closing and Vodafone will receive approximately €0.6 billion. These amounts are based on (i) the €2.8 billion of net recapitalisation proceeds from VodafoneZiggo, with each party receiving a 50% share, and (ii) an equalisation payment from Vodafone to Liberty Global of €0.8 billion. In addition, both companies have retained the cash generated by their respective Dutch operations from the February 15 signing date through December 31, 2016 (over €0.5 billion for Ziggo and approximately €0.3 billion for Vodafone Netherlands), bringing the total cash proceeds to over €2.7 billion for Liberty Global and approximately €0.9 billion in net cash for Vodafone.

The equalisation payment to Liberty Global is lower than the initially announced €1 billion amount due primarily to an increase in Ziggo net debt from €7.3 billion on September 30, 2015 (the date on which the €1 billion payment was based) to €7.7 billion10 of Ziggo net debt as of December 31, 2016, prior to the post-closing recapitalisation dividend payment. This higher debt balance contributed to an increase in cash distributions from Ziggo to Liberty Global during this period.

Following all post-closing payments, VodafoneZiggo will have gross debt of €10 billion11. As previously disclosed, the JV will distribute 100% of its available cash to both shareholders, subject to a minimum operational cash balance, and is expected to undertake periodic recapitalisations, subject to market and operating conditions, to maintain its 4.5x-5.0x target leverage ratio.

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7.	The €210 million of cost and capex run-rate savings are stated before integration costs and include €180 million of operating cost savings.

8.	The majority of integration expenses are expected to be incurred during the 2017-2019 timeframe.

9.
Pursuant to the Framework Agreement, Liberty Global and Vodafone will receive annual shareholder charges of approximately €97 million and €114 million, respectively, in 2017. Vodafone will therefore receive incremental charges of around €61 million, in addition to the €54 million of net charges paid to other Group operating companies during the LTM ended September 30, 2016, which are captured within Vodafone Netherlands reported EBITDA. Shareholder charges, which are generally expected to be accounted for within the OCF or EBITDA of the JV and the JV owners, include charges that will vary over time based on the scope and activity levels of the services provided.

10.
Ziggo’s €7.7 billion of net debt, which is subject to post-closing adjustments, is calculated in accordance with the underlying Contribution Agreement and includes derivative obligations and other debt-like items.

11.	Excludes debt-like items used in calculating the equalisation payment from Vodafone to Liberty Global..

Going forward, neither Vodafone nor Liberty Global will consolidate VodafoneZiggo, which will be reported as an equity affiliate or associate12 by both companies.

About Liberty Global
Liberty Global is the world’s largest international TV and broadband company, with operations in more than 30 countries across Europe, Latin America and the Caribbean. Liberty Global invests in the infrastructure that empowers our customers to make the most of the digital revolution. Liberty Global’s scale and commitment to innovation enables us to develop market-leading products delivered through next-generation networks that connect our 29 million customers who subscribe to 60 million television, broadband internet and telephony services. Liberty Global also serves over 10 million mobile subscribers and offers WiFi service across seven million access points.

Liberty Global’s businesses are comprised of two stocks: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK) for its European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB), which consists of its operations in Latin America and the Caribbean.

The Liberty Global Group operates in 12 European countries under the consumer brands Virgin Media, Ziggo, Unitymedia, Telenet and UPC. The LiLAC Group operates in over 20 countries in Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil and BTC. In addition, the LiLAC Group operates a subsea fiber network throughout the region in over 30 markets.

About Vodafone Group
Vodafone is one of the world’s largest telecommunications companies and provides a range of services including voice, messaging, data and fixed communications. Vodafone has mobile operations in 26 countries, partners with mobile networks in 49 more, and fixed broadband operations in 17 markets. As of 30 September 2016, Vodafone had 470 million mobile customers and 14 million fixed broadband customers. For more information, please visit: www.vodafone.com.

Statement of Responsibility
Amounts presented in this release with respect to Liberty Global, Ziggo and the Ziggo Sport premium sports channel service are the responsibility of Liberty Global. The amounts presented in this release with respect to Vodafone, Vodafone Netherlands and Vodafone Thuis are the responsibility of Vodafone.

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12.	Vodafone will classify its interest in VodafoneZiggo as a Joint Venture, which will be accounted for under the equity method.

Enquiries:

Vodafone Group Investor Relations Tel: +44 7919 990 230 Media Relations www.vodafone.com/media/contact
Liberty Global

Investor Relations
Oskar Nooij +1 303 220 4218
Christian Fangmann +49 221 84 62 5151
John Rea +1 303 220 4238
Caspar Bos +31 88 717 4619

Corporate Communications
Matt Beake +44 20 8483 6428
Rebecca Pike +44 20 8483 6216

Important Notice
Certain information contained in this document constitutes “forward-looking statements”, which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “anticipate”, “project”, “estimate”, “intend”, “continue”, “target” or “believe” (or the negatives thereof) or other variations thereon or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. Such statements express the intentions, opinions, or current expectations of the parties with respect to possible future events and are based on current plans, estimates and forecasts, which the parties have made to the best of their respective knowledge, concerning, among other things, the respective business, results of operations, financial position, prospects, growth and strategies of Liberty Global and Vodafone, statements regarding the transaction and the anticipated consequences and benefits of the transaction, included but not limited to benefits for consumers and with respect to the B2B opportunity, as well as synergies, the future growth prospects of VodafoneZiggo, and the intended future financing for VodafoneZiggo, including the intended leverage. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Such risks and uncertainties include, but are not limited to risk involving the parties’ respective ability to realize expected benefits associated with the transaction; the impact of legal or other proceedings; and continued growth in the market for broadband communications and mobile services and general economic conditions in the relevant market(s).

Furthermore, a review of the reasons why actual results and developments may differ materially from the expectations disclosed or implied within forward-looking statements can be found:

•	under “Forward-looking statements” and “Principal risk factors and uncertainties” in the Vodafone Group Plc’s annual report for the year ended March 31, 2016;

•	under "Other Information - Forward-Looking Statements" in Vodafone Group Plc's Half-Year Financial Report for the six months ended September 30, 2016; and

•	in Liberty Global’s filings with the U.S. Securities and Exchange Commission, including its most recently filed Form 10-K and Forms 10-Q.

No assurances can be given that the forward-looking statements in this announcement will be realized. As a result, recipients should not rely on such forward-looking statements. Subject to compliance with applicable law and regulations, the parties undertake no obligation to update these forward-looking statements. No representation or warranty is made as to the reasonableness of such forward-looking statements. No statement in this document is intended to be nor may be construed as a profit forecast and no statement in this document should be interpreted to mean that the earnings per share of Vodafone, as altered by VodafoneZiggo, will necessarily match or exceed the historical or published earnings per share of Vodafone or the relevant entities which form the basis for VodafoneZiggo.

Ziggo - Segment OCF Definition and Reconciliation
Ziggo defines Segment Operating Cash Flow (“Segment OCF”) as operating income before depreciation and amortization, share-based compensation, related-party fees and allocations, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items. Segment OCF is a non-GAAP measure as contemplated by the U.S. Securities and Exchange Commission's Regulation G. Segment OCF is the primary measure used by Ziggo’s management to evaluate its performance. Segment OCF is also a key factor that is used by Ziggo’s internal decision makers to evaluate the effectiveness of its management for purposes of annual and other incentive compensation plans. Segment OCF should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income, net earnings or loss, cash flow from operating activities and other U.S. GAAP measures of income or cash flows. A reconciliation of Segment OCF to the most directly comparable GAAP financial measure is presented below:

12 months ended September 30, 2016
in millions

Segment OCF	€1,341
Share-based compensation expense	(9)
Related-party fees and allocations[13]	(210)
Depreciation and amortization	(926)
Impairment, restructuring and other operating items, net	(48)
Operating income	€148

Vodafone Netherlands - EBITDA Definition and Reconciliation
The description and reconciliation of Vodafone Netherlands’ EBITDA to its operating profit below is for informational purposes only and not for the purpose of complying with any law, rule or regulation including Regulation G under the U.S. securities laws.

EBITDA for Vodafone Netherlands is defined as operating profit excluding share in results of associates, depreciation and amortisation, certain intercompany charges, gains/losses on the disposal of fixed assets, impairment losses, restructuring costs, other operating income and expense and significant items that are not considered by management to be reflective of the underlying performance of the Group. Adjusted operating profit excludes non-operating income of associates, impairment losses, certain intercompany charges, restructuring costs, amortisation of customer bases and brand intangible assets, other operating income and expense and other significant one-off items.

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13.	Starting in 2017, related-party fees and allocations will largely be replaced by shareholder charges pursuant to the Framework Agreement as mentioned in footnote 9.

12 months ended September 30, 2016
in millions

EBITDA	€624
Underlying depreciation and amortisation (D&A)	(463)
D&A adjustment for asset held for sale	270
Adjusted operating profit	431
Intercompany charges[14]	(86)
Other	(52)
Operating profit	€293

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14.	Starting in 2017, intercompany charges will largely be replaced by shareholder charges pursuant to the Framework Agreement as mentioned in footnote 9.